UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

TERRA NITROGEN COMPANY, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) By letter dated May 4, 2009, Dennis B. Longmire (63) provided written notice of his intent to retire and resign as a Director of Terra Nitrogen GP Inc. (“TNGP”), the General Partner of Terra Nitrogen Company, L.P. (the “Company”) and an indirect, wholly-owned subsidiary of Terra Industries Inc. (“Terra”), effective May 4, 2009.

(d) Effective May 5, 2009, the Board of Directors of Terra Nitrogen GP Inc. (“TNGP”) elected Anne H. Lloyd (48), as a Director of TNGP. TNGP is the general partner of Terra Nitrogen Company, L.P. (the “Company”) and an indirect wholly owned subsidiary of Terra Industries Inc. (“Terra”). Ms. Lloyd will serve as a member of and chair TNGP’s Audit Committee. An award of Company phantom units was made to Ms. Lloyd in conjunction with her appointment pursuant to and consistent with provisions of the annual grant of phantom units to non-employee directors of TNGP as approved by the board in October 2007. Ms. Lloyd has held senior financial and accounting positions with Martin Marietta Materials, Inc. (“MLM”), a producer of construction aggregates for highway and other infrastructure projects, and in domestic commercial and residential construction. Ms. Lloyd has been MLM’s Senior Vice President and Chief Financial Officer since 2005 and was elected Treasurer in 2006. From 1999 to 2005, Ms. Lloyd served as Vice President, Corporate Controller and Chief Accounting Officer of MLM.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1
Press Release issued May 5, 2009 announcing that Dennis B. Longmire retired from TNGP’s Board on May 4, 2009 and that Anne H. Lloyd has been elected a director and appointed as Chair of TNGP’s Audit Committee effective May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen GP Inc.
Its: General Partner

/s/ John W. Huey
John W. Huey
Vice President, General Counsel and
Corporate Secretary

Date: May 7, 2009

EXHIBIT INDEX

99.1
Press Release issued May 5, 2009 announcing that Dennis B. Longmire retired from TNGP’s Board on May 4, 2009 and that Anne H. Lloyd has been elected a director and appointed as Chair of TNGP’s Audit Committee effective May 5, 2009.